Exhibit 21(1)
SUBSIDIARIES

NAME OF	STATE OF
ORGANIZATION	INCORPORATION
Bugaboo Creek Holdings, Inc.	Delaware
Bugaboo Creek of Seekonk, Inc.	Massachusetts
Bugaboo Creek of MD, LLC	Maryland
Capital Grille Holdings, Inc.	North Carolina
The Capital Grille of San Francisco, Inc.	California
Capital Grille of Maryland, LLC	Maryland
Easton Rd Liquor, LLC	Pennsylvania
Grist Mill Holdings, Inc.	Georgia
Hemenway Holdings, Inc.	Georgia
One Brook, Inc.	Ohio
RARE Beverages of Baltimore County, LLC	Maryland
RARE Beverages of Frederick, LLC	Maryland
RARE Beverages of Freehold Limited Liability Company	New Jersey
RARE Beverages of Hagerstown, LLC	Maryland
RARE Beverages of Howard County, LLC	Maryland
RARE Beverages of Inverness, LLC	Alabama
RARE Beverages of Mississippi, LLC	Mississippi
RARE Beverages of MD, Inc.	Maryland
RARE Beverages of Texas LLC	Texas
RARE Beverages of Vermont LLC	Vermont
RARE Beverages of Waldorf, LLC	Maryland
RARE Beverages of Woodbridge Limited Liability Company	New Jersey
RARE Gifts, Inc.	Colorado
RARE Hospitality of Kansas, Inc.	Kansas
RARE Hospitality Management, Inc.	Delaware
RARE Steaks of Texas, Inc.	Georgia